Exhibit 20.5
Page 1 of 3
                    Navistar Financial 1997 - A Owner Trust
                       For the Month of September 1998
                     Distribution Date of October 15, 1998
                           Servicer Certificate #18

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $266,877,870.48
Beginning Pool Factor                                           0.5471694

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,658,371.83
     Interest Collected                                     $2,106,587.52

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $905,389.47
Total Additional Deposits                                     $905,389.47

Repos / Chargeoffs                                            $591,540.28
Aggregate Number of Notes Charged Off                                 126

Total Available Funds                                      $14,542,817.53

Ending Pool Balance                                       $254,755,489.66
Ending Pool Factor                                              0.5223153

Servicing Fee                                                 $222,398.23

Repayment of Servicer Advances                                $127,531.29

Reserve Account:
     Beginning Balance  (see Memo Item)                    $14,791,921.42
     Target Percentage                                               5.25%
     Target Balance                                        $13,374,663.21
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,417,258.21)
     Ending Balance                                        $13,374,663.21

Current Weighted Average APR:                                      10.071%
Current Weighted Average Remaining Term (months):                   34.52

Delinquencies                                             Dollars         Notes
     Installments:              1 - 30 days           $2,272,930.23       1,585
                                31 - 60 days            $564,719.55         427
                                60+  days               $244,805.96         137

     Total:                                           $3,082,455.74       1,624

     Balances:                  60+  days             $4,021,875.48         137

Memo Item - Reserve Account
     Prior Month                                     $14,011,088.20
+    Invest. Income                                      $62,440.14
+    Excess Serv.                                       $718,393.08
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $14,791,921.42

Exhibit 20.5
Page 2 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of September 1998

                                                                              NOTES
                                 (Money Market)
                                            TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                    $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $266,877,870.48
Ending Pool Balance                  $254,755,489.66

Collected Principal                   $11,530,840.54
Collected Interest                     $2,106,587.52
Charge - Offs                            $591,540.28
Liquidation Proceeds / Recoveries        $905,389.47
Servicing                                $222,398.23
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $14,320,419.30

Beginning Balance                    $266,877,870.48              $0.00     $73,377,870.48    $176,000,000.00    $17,500,000.00

Interest Due                           $1,479,645.40              $0.00        $388,291.23        $990,000.00       $101,354.17
Interest Paid                          $1,479,645.40              $0.00        $388,291.23        $990,000.00       $101,354.17
Principal Due                         $12,122,380.82              $0.00     $12,122,380.82              $0.00             $0.00
Principal Paid                        $12,122,380.82              $0.00     $12,122,380.82              $0.00             $0.00

Ending Balance                       $254,755,489.66              $0.00     $61,255,489.66    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.2765             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $13,602,026.22              $0.00     $12,510,672.05        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $718,393.08
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $14,791,921.42
(Release) / Draw                      ($1,417,258.21)
Ending Reserve Acct Balance           $13,374,663.21

Exhibit 20.5
Page 3 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of September 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                 4                  3                     2                   1
                                  May-98            Jun-98              Jul-98               Aug-98             Sep-98
Beginning Pool Balance      $319,191,363.71    $307,289,360.36    $292,787,563.78       $278,655,438.98    $266,877,870.48

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $578,731.40        $953,562.81        $443,388.53           $991,940.48        $591,540.28
    Recoveries                  $446,856.23      $1,323,449.85        $747,914.14           $726,522.20        $905,389.47

Total Charged Off (Months 5, 4, 3)               $1,975,682.74
  Total Recoveries (Months 3, 2, 1)              $2,379,825.81
  Net Loss / (Recoveries) for 3 Mos               ($404,143.07)(a)

  Total Balance (Months 5, 4, 3)               $919,268,287.85(b)

  Loss Ratio Annualized  [(a/b) * (12)]                -0.5276%

  Trigger:  Is Ratio > 1.5%                                 No
                                                                      Jul-98                 Aug-98             Sep-98

B)   Delinquency Trigger:                                           $3,154,300.72         $3,694,582.49      $4,021,875.48
     Balance delinquency 60+ days                                        1.07733%              1.32586%           1.50701%
     As % of Beginning Pool Balance                                      1.07292%              1.16608%           1.30340%
     Three Month Average

  Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                       2.7422%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

  Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer